Exhibit 99.1

	Contact: Investors:	Annette Arribas, CTP 724.514.1782 annette.arribas@ansys.com
NEWS RELEASE FOR IMMEDIATE RELEASE	Media:	Jackie Mavin 724.514.3053 jackie.mavin@ansys.com

ANSYS, INC. REPORTS RECORD REVENUE AND EARNINGS IN SECOND QUARTER 2012

•     Repurchased 1 Million Shares in Q2

•     Closes Esterel Acquisition and Reiterates Guidance

Highlights

•	GAAP revenue of $195.0 million, non-GAAP revenue of $195.9 million
•	GAAP diluted earnings per share of $0.53 and non-GAAP diluted earnings per share of $0.72
•	Operating cash flows of $74.9 million
•	GAAP operating profit margin of 36.5%; non-GAAP operating profit margin of 49.8%

PITTSBURGH, PA, August 2, 2012 /PR Newswire/ — ANSYS, Inc. (NASDAQ: ANSS), today announced second quarter 2012 total non-GAAP revenue growth of 24% in constant currency, with organic non-GAAP revenue increasing 14% in constant currency as compared to Q2 2011. Non-GAAP net income and non-GAAP diluted earnings per share each increased by 16% compared to Q2 2011. In constant currency, total paid-up licenses increased 20% combined and organically, with the growth spread across a broad array of industries and all major product lines.

“Our earnings exceeded our guidance range and our revenues were in the upper half of our guidance range even after absorbing currency headwinds in excess of our guidance. All key metrics of our business were strong, including our balance sheet, cash flows and margins. In addition, we repurchased one million shares in the quarter. The fundamentals of the ANSYS business remain intact, bolstered by a recurring business rate of over 70%,” stated Jim Cashman, ANSYS President and Chief Executive Officer.

“We believe our business model has demonstrated superior resiliency over a variety of economic cycles and can continue to drive profitable growth while we deliver on the ANSYS mission to lead innovation in engineering simulation. While there are obvious macro-economic issues that are affecting our customers’ buying patterns, we continued to see an increased customer reliance on engineering innovation as a priority. This remains a focus as we continue to drive our long-term growth with continued investments in software development and customer engagement.”

“On August 1, 2012, we marked another milestone in achieving our vision of Simulation Driven Product Development™ as we completed the acquisition of Esterel Technologies,” said Mr. Cashman. “The addition of Esterel builds on our formidable product line, now including embedded system simulation and certified code generation, further differentiating our solutions. This acquisition helps to extend our capabilities to encompass both hardware and software systems, enabling customers to gain greater insight into the behavior of the embedded software as it interacts with the hardware, strengthening our role as a strategic partner for our customers around the world.” Mr. Cashman continued, “This acquisition also adds a market-leading, comprehensive team of talented and dedicated employees, who we welcome to the ANSYS family.”

ANSYS' second quarter and year-to-date financial results are presented below. The 2012 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, the impact of stock-based compensation, acquisition-related amortization of intangible assets and transaction costs related to the Esterel acquisition. The 2011 non-GAAP results exclude the income statement effects of stock-based compensation, acquisition-related amortization of intangible assets and transaction costs related to the Apache acquisition.

1

Exhibit 99.1

•	Total GAAP revenue of $195.0 million in the second quarter of 2012 as compared to total GAAP revenue of $162.3 million in the second quarter of 2011; total GAAP revenue of $380.4 million in the first six months of 2012 as compared to total GAAP revenue of $320.3 million in the first six months of 2011; total non-GAAP revenue of $195.9 million in the second quarter of 2012 as compared to total non-GAAP revenue of $162.3 million in the second quarter of 2011; total non-GAAP revenue of $383.4 million in the first six months of 2012 as compared to total non-GAAP revenue of $320.3 million in the first six months of 2011;
•	A GAAP operating profit margin of 36.5% in the second quarter of 2012 as compared to 39.9% in the second quarter of 2011; a GAAP operating profit margin of 36.5% in the first six months of 2012 as compared to 39.7% in the first six months of 2011; a non-GAAP operating profit margin of 49.8% in the second quarter of 2012, which includes a full quarter of Apache operations, as compared to 51.5% in the second quarter of 2011, which did not include Apache; a non-GAAP operating profit margin of 50.1% in the first six months of 2012 as compared to 50.7% in the first six months of 2011;
•	GAAP net income of $50.3 million in the second quarter of 2012 as compared to $45.4 million in the second quarter of 2011; GAAP net income of $95.8 million in the first six months of 2012 as compared to $87.7 million in the first six months of 2011; non-GAAP net income of $68.1 million in the second quarter of 2012 as compared to $58.6 million in the second quarter of 2011; non-GAAP net income of $131.0 million in the first six months of 2012 as compared to $112.0 million in the first six months of 2011; and
•	GAAP diluted earnings per share of $0.53 in the second quarter of 2012 as compared to $0.48 in the second quarter of 2011; GAAP diluted earnings per share of $1.01 in the first six months of 2012 as compared to $0.93 in the first six months of 2011; non-GAAP diluted earnings per share of $0.72 in the second quarter of 2012 as compared to $0.62 in the second quarter of 2011; non-GAAP diluted earnings per share of $1.38 in the first six months of 2012 as compared to $1.19 in the first six months of 2011.

The Company's GAAP results reflect stock-based compensation charges of approximately $8.0 million ($6.0 million after tax) or $0.06 diluted earnings per share for the second quarter of 2012 and approximately $15.8 million ($11.6 million after tax) or $0.12 diluted earnings per share for the first six months of 2012.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2012 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months and six months ended June 30, 2012 and 2011, and for the 2012 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2012 Financial Outlook

The Company has updated its 2012 revenue and earnings per share guidance below. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. The third quarter and fiscal year 2012 non-GAAP diluted earnings per share excludes the income statement effects of acquisition accounting adjustments to deferred revenue, charges for stock-based compensation, acquisition-related amortization of intangible assets and acquisition-related expenses.

Third Quarter and Fiscal Year 2012 Guidance

The Company currently expects the following for the quarter ending September 30, 2012:

•	GAAP Revenue in the range of $194 - $202 million
•	Non-GAAP Revenue in the range of $197 - $204 million
•	GAAP diluted earnings per share of $0.43 - $0.48
•	Non-GAAP diluted earnings per share of $0.67 - $0.69

The Company currently expects the following for the fiscal year ending December 31, 2012:

•	GAAP Revenue in the range of $801 - $824 million
•	Non-GAAP Revenue in the range of $810 - $830 million
•	GAAP diluted earnings per share of $1.94 - $2.07
•	Non-GAAP diluted earnings per share of $2.78 - $2.87

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Exhibit 99.1

These statements are forward-looking and actual results may differ materially. ANSYS is unable to predict the likely duration and severity of the current disruption in the domestic and global economies. Should these economic conditions continue to deteriorate further, it could result in ANSYS not meeting the guidance provided above and ANSYS’ operating results and financial performance could be adversely affected. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on August 2, 2012 to discuss second quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call – only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 800-860-2442 (US) or 412-858-4600 (Canada & Int’l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for 10 days by dialing 877-344-7529 (US), or 412-317-0088 (Canada and Int’l) and entering the passcode 10016283. The archived webcast can be accessed, along with other financial information, on ANSYS' web site at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2012	December 31, 2011

Cash & short-term investments	$551,952	$472,404
Accounts receivable, net	83,935	84,602
Goodwill	1,228,068	1,225,375
Other intangibles, net	348,723	383,420
Other assets	300,544	282,669

Total assets	$2,513,222	$2,448,470

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$293,563	$259,155
Long-term debt (including current portion)	106,298	127,572
Other liabilities	292,512	307,270
Stockholders' equity	1,820,849	1,754,473

Total liabilities & stockholders' equity	$2,513,222	$2,448,470

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Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenue:
Software licenses	$123,352	$97,436	$236,906	$193,303
Maintenance and service	71,664	64,822	143,455	127,002

Total revenue	195,016	162,258	380,361	320,305

Cost of sales:
Software licenses	6,289	3,030	12,285	5,924
Amortization	10,125	7,502	20,339	15,000
Maintenance and service	18,323	17,531	36,455	33,721
Total cost of sales	34,737	28,063	69,079	54,645

Gross profit	160,279	134,195	311,282	265,660

Operating expenses:
Selling, general and administrative	48,980	40,130	94,229	80,606
Research and development	33,415	25,182	64,916	49,880
Amortization	6,750	4,070	13,175	8,087
Total operating expenses	89,145	69,382	172,320	138,573

Operating income	71,134	64,813	138,962	127,087

Interest expense	(723)	(774)	(1,541)	(1,577)
Interest income	887	712	1,788	1,407
Other expense, net	(39)	(108)	(655)	(622)

Income before income tax provision	71,259	64,643	138,554	126,295

Income tax provision	20,997	19,212	42,753	38,623

Net income	$50,262	$45,431	$95,801	$87,672

Earnings per share – basic:
Basic earnings per share	$0.54	$0.49	$1.03	$0.95
Weighted average shares – basic	92,626	91,940	92,722	91,854

Earnings per share - diluted:
Diluted earnings per share	$0.53	$0.48	$1.01	$0.93
Weighted average shares – diluted	94,928	94,188	95,059	94,179

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Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended
	June 30, 2012				June 30, 2011

	As Reported	Non-GAAP Adjustments		Results	As Reported	Non-GAAP Adjustments		Results

Total revenue	$195,016	$841	(1)	$195,857	$162,258			$162,258

Operating income	71,134	26,406	(2)	97,540	64,813	$18,745	(4)	83,558

Operating profit margin	36.5%			49.8%	39.9%			51.5%

Net income	$50,262	$17,829	(3)	$68,091	$45,431	$13,129	(5)	$58,560

Earnings per share - diluted:
Diluted earnings per share	$0.53			$0.72	$0.48			$0.62
Weighted average shares - diluted	94,928			94,928	94,188			94,188

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $16.9 million of amortization expense associated with intangible assets acquired in business combinations, $8.0 million of stock-based compensation expense, the $840,000 adjustment to revenue as reflected in (1) above and $670,000 of transaction expenses related to the Esterel acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $8.6 million.

(4)	Amount represents $11.6 million of amortization expense associated with intangible assets acquired in business combinations, $5.3 million of stock-based compensation expense and $1.9 million of transaction expenses related to the Apache acquisition.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $5.6 million.

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Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Six Months Ended
	June 30, 2012				June 30, 2011

	As Reported	Non-GAAP Adjustments		Results	As Reported	Non-GAAP Adjustments		Results

Total revenue	$380,361	$2,993	(1)	$383,354	$320,305			$320,305

Operating income	138,962	52,999	(2)	191,961	127,087	$35,407	(4)	162,494

Operating profit margin	36.5%			50.1%	39.7%			50.7%

Net income	$95,801	$35,225	(3)	$131,026	$87,672	$24,360	(5)	$112,032

Earnings per share - diluted:
Diluted earnings per share	$1.01			$1.38	$0.93			$1.19
Weighted average shares – diluted	95,059			95,059	94,179			94,179

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $33.5 million of amortization expense associated with intangible assets acquired in business combinations, $15.8 million of stock-based compensation expense, the $3.0 million adjustment to revenue as reflected in (1) above and $670,000 of transaction expenses related to the Esterel acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $17.8 million.

(4)	Amount represents $23.1 million of amortization expense associated with intangible assets acquired in business combinations, $10.5 million of stock-based compensation expense and $1.9 million of transaction expenses related to the Apache acquisition.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $11.0 million.

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Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Quarter Ending September 30, 2012

Earnings Per Share Range – Diluted
U.S. GAAP expectation	$0.43 - $0.48
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.01 - $0.02
Adjustment to exclude acquisition–related amortization	$0.14 - $0.15
Adjustment to exclude stock–based compensation	$0.06 - $0.07

Non-GAAP expectation	$0.67 - $0.69

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Year Ending December 31, 2012

Earnings Per Share Range – Diluted
U.S. GAAP expectation	$1.94 - $2.07
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.04 - $0.05
Adjustment to exclude acquisition–related amortization	$0.51 - $0.53
Adjustment to exclude stock–based compensation	$0.25 - $0.26

Non-GAAP expectation	$2.78 - $2.87

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

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Exhibit 99.1

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company’s strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

8

Exhibit 99.1

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs more than 2,300 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 65 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information.

Forward-Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the third quarter and fiscal year 2012 (both GAAP and non-GAAP, as applicable, to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company's prospects and outlook for 2012, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s third quarter and beyond visibility, statements regarding the fundamentals of the ANSYS business remaining intact, statements regarding our business model demonstrating superior resiliency over a variety of economic cycles and being able to continue to drive profitable growth while we deliver on the ANSYS mission to lead innovation in engineering simulation, statements regarding macro-economic issues affecting our customers’ buying patterns, statements regarding continuing to see an increased customer reliance on engineering innovation as a priority, statements regarding continuing to drive our long-term growth with continued investments in software development and customer engagement, statements regarding achieving our vision of Simulation Driven Product Development, statements regarding the addition of Esterel building on our formidable product line, statements regarding embedded system simulation and certified code generation further differentiating our solutions, statements regarding the Esterel acquisition helping to further extend our capabilities to encompass both hardware and software systems, statements regarding enabling customers to gain greater insight into the behavior of embedded software as it interacts with hardware, statements regarding making ANSYS an even more strategic partner for our customers around the world, and statements regarding the Esterel acquisition adding a market-leading, comprehensive team of talented and dedicated employees, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global economy and financial markets will significantly affect ANSYS’ customers’ ability to make new purchases from the Company or to pay for prior purchases, the risk of declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, the risk that enhancements to the Company's products may not produce anticipated sales, the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, the risk that the expected income tax impacts of the merger of the Company’s Japan subsidiaries will not be realized in one or more future periods, the risk that ANSYS may not achieve the perceived benefits of the Esterel acquisition or that the integration of Esterel may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2011 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

9

Exhibit 99.1

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSS-F

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